Exhibit 4.1

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                            FIDELITY FEDERAL BANCORP


         Fidelity Federal Bancorp (hereinafter referred to as the "Corporation"), a corporation existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating the amendment of its Articles of Incorporation, hereby certifies, by its duly authorized officer, the following facts:

                                    ARTICLE I
                                    AMENDMENT

         Section 1. The date of incorporation of the Corporation is July 30, 1993.

         Section 2. The name of the Corporation following this amendment to the Corporation's Articles of Incorporation is Fidelity Federal Bancorp.

         Section 3. The exact text of Section 1 of Article III of the Corporation's Articles of Incorporation is, as now amended, as follows:

                           Section 1. Number of Shares. The total number of
                  shares of capital stock which the Corporation has authority to issue is 20,000,000 shares, all of which shall be divided into two classes of shares to be designated "Common Stock" and "Preferred Stock", respectively, as follows:

                     15,000,000 shares of Common Stock; and
                      5,000,000 shares of Preferred Stock.

                           The number of authorized shares of Preferred Stock
                  may be increased or decreased (but not below the number of shares thereof issued and outstanding) by the affirmative vote of the holders of a majority of shares of Common Stock then issued and outstanding, without a vote of holders of the shares of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms and conditions establishing the series of Preferred Stock.


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         Section 4. The exact text of Section 4 of Article III of the
Corporation's Articles of Incorporation is, as now amended, as follows:

                           Section 4. Voting for Directors. At each election of
                  directors, every shareholder entitled to vote at an election shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote; however, there shall not be any cumulative voting either by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by the shareholder, or by distributing such votes accumulated by the same method among any number of candidates.

         Section 5. The exact text of Section 3 of Article IV of the Corporation's Articles of Incorporation is, as now amended, as follows:

                           Section 3. Terms of Directors and Removal. With
                  respect to any directors whose terms are scheduled to expire when their successors are elected and qualified at the Annual Meeting of Shareholders (or any special meeting in lieu thereof) in 2000, the terms of office of each such successor shall thenceforth be for one year commencing at such annual meeting. With respect to any directors whose terms of office are scheduled to expire when their successors are elected and qualified at the Annual Meeting of Shareholders in 2001, the terms of office of each such successor shall thenceforth be for one year commencing at such annual meeting. With respect to any directors whose terms of office are scheduled to expire when their successors are elected and qualified at the Annual Meeting of Shareholders in 2002, the terms of office of each such successor shall thenceforth be for one year commencing at such annual meeting and thereafter each such successor may be removed at a meeting. Any additional directorships resulting from an increase in the number of directors shall be for a term of one year.

         Section 6. The exact text of Section 4 of Article IV of the Corporation's Articles of Incorporation is, as now amended, as follows:

                           Section 4. Removal of Directors with or Without
                  Cause. Each director who is elected and qualified at the Annual Meeting of Shareholders (or any special meeting held in lieu thereof) in 2000 or thereafter may be removed (i) with or without cause, at a meeting of shareholders called expressly for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors, or (ii) with cause, by a vote of a majority of directors then in office. Any additional directors resulting from an increase in

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

                  the number of directors or who are elected to fill any vacancy may also be removed as provided in this Article IV, Section 4. "Cause" for removal of a director shall be limited to the grounds specifically enumerated in 12 C.F.R. Section 563.39 (or any successor provision) with respect to termination for cause.

                                   ARTICLE II
                         DATE OF ADOPTION OF AMENDMENTS

         The date of the adoption of the amendments set forth above in Article I, Sections 3, 4, 5, and 6 above is May 19, 2000.

                                   ARTICLE III
                           MANNER OF ADOPTION AND VOTE

         Section 1. The Board of Directors of the Corporation duly adopted resolutions approving the foregoing amendments to the Corporation's Articles of Incorporation and recommending such amendments to the shareholders of the Corporation.

         Section 2. The shareholders of the Corporation entitled to vote with respect to the foregoing amendments to the Articles of Incorporation duly approved and adopted such amendments on May 19, 2000 at the annual meeting of the shareholders of the Corporation.

         The result of the vote of the shareholders with respect to the amendment to Article III, Section 1, is as follows:

         Designation of Shares Entitled to Vote:             Common Stock
         Number of Votes Entitled to be Cast:                3,147,662
         Number of Votes Represented at the Meeting:         2,967,532
         Number of Votes Cast in Favor of the Amendment:     2,723,676
         Number of Votes Cast Against the Amendment:         228,152

         The result of the vote of the shareholders with respect to the amendment to Article III, Section 4, is as follows:

         Designation of Shares Entitled to Vote:             Common Stock
         Number of Votes Entitled to be Cast:                3,147,662
         Number of Votes Represented at the Meeting:         2,967,532
         Number of Votes Cast in Favor of the Amendment:     2,037,308
         Number of Votes Cast Against the Amendment:         213,078



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

         The result of the vote of the shareholders with respect to the amendment to Article IV, Section 3, is as follows:

         Designation of Shares Entitled to Vote:             Common Stock
         Number of Votes Entitled to be Cast:                3,147,662
         Number of Votes Represented at the Meeting:         2,967,532
         Number of Votes Cast in Favor of the Amendment:     2,070,460
         Number of Votes Cast Against the Amendment:         175,282

         The result of the vote of the shareholders with respect to the amendment to Article IV, Section 4, is as follows:

         Designation of Shares Entitled to Vote:             Common Stock
         Number of Votes Entitled to be Cast:                3,147,662
         Number of Votes Represented at the Meeting:         2,967,532
         Number of Votes Cast in Favor of the Amendment:     2,207,943
         Number of Votes Cast Against the Amendment:         48,295


                                   ARTICLE IV
                       COMPLIANCE WITH LEGAL REQUIREMENTS

         The manner of adoption of the foregoing amendment to the Articles of Incorporation and the vote by which it was adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation and the By-Laws of the Corporation.


                                      * * *


         The undersigned officer of the Corporation verifies, subject to the penalties of perjury, that the statements contained herein are true this 19th day of May, 2000.



                                        By: /S/ DONALD R. NEEL
                                            ------------------
                                            Donald R. Neel,
                                            Executive Vice President



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